UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2009

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-09482	64-0740905
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

On November 12, 2009, the Board of Directors (the “Board”) of Hancock Fabrics, Inc. (“Hancock”) adopted an Amendment (the “Amendment”) to the Amended and Restated Rights Agreement (the “Rights Plan”).  The Amendment amends the Rights Plan dated as of March 23, 1987, as amended and restated from time to time.  The Rights Plan governs the terms of each right (a “Right”) that has been issued with each share of common stock of Hancock (the “Common Stock”). Each Right initially represents the right to purchase one share of Common Stock.

Hancock adopted the Amendment to preserve the value of the Company’s tax assets, including the Company’s net operating loss carry forwards (“Tax Benefits”) for both the Company and its stockholders.  The Company’s ability to fully use its Tax Benefits to offset future income may be limited if it experiences an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986.

Generally, the Company would experience a Section 382 ownership change if stockholders who beneficially own (or who are deemed under Section 382 to beneficially own) 5% or more of the Company’s outstanding common stock increase their aggregate beneficial ownership of the outstanding common stock by more than 50 percent over a rolling three-year period.

The Amendment is designed to reduce the likelihood that Hancock will experience an ownership change by (i) discouraging any person (together with such person’s affiliates or associates) from acquiring 4.95% or more of the then outstanding Common Stock and (ii) discouraging any person (together with such person’s affiliates or associates) that currently beneficially owns at least 4.95% of the outstanding Common Stock from acquiring more than a specified percentage of additional shares of Common Stock.  There is no guarantee, however, that the Rights Plan will prevent the Company from experiencing an ownership change.

The Amendment lowers the stock-ownership threshold for inclusion of a shareholder in the definition of “Acquiring Person” under the Rights Plan. Once a person becomes an Acquiring Person under the Rights Plan, the holder of each Right (other than the Acquiring Person and its affiliates and associates) will be entitled to purchase the number of shares of Common Stock equal to $24.00 (subject to adjustment from time to time) divided by one half of the market price on the date such person becomes an Acquiring Person.

Under the Amendment, a person would become an Acquiring Person if such person (when combined with such person’s affiliates and associates) acquires 4.95% of the then outstanding Common Stock. The Amendment grandfathers any person who currently owns greater than 4.95% of outstanding Common Stock, but such persons would become an Acquiring Person if they acquire 0.5% more Common Stock.

The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and its affiliates and associates) for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment from time to time). If a person becomes an Acquiring Person, such person may experience substantial dilution to its holdings through the exercise of Rights by the holders of Rights or the exchange, if determined by the Board, of Rights for Common Stock.

The Amendment requires the Board to review the necessity of the Rights Plan annually and also extends the term to March 4, 2021.

This summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is incorporated herein by reference.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
4.1	Amendment to Amended and Restated Rights Plan dated November 13, 2009
99.1	Press Release issued by the Company on November 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By:  /s/ Robert W. Driskell
Name:  Robert W. Driskell
Title:    Executive Vice President and Chief
             Financial Officer (Principal Financial
             and Accounting Officer)

Date:  November 17, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amendment to Amended and Restated Rights Plan dated November 13, 2009
99.1	Press Release issued by the Company on November 17, 2009